EXHIBIT 1

                             JOINT FILING AGREEMENT


            This will confirm the agreement by and among all of the undersigned that this Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of Common Stock of Emcor Group, Inc. is being, and any and all amendments to such Schedule may be, filed on behalf of each of the undersigned.

Date:  May 17, 1999
                                          SALOMON BROTHERS ASSET MANAGEMENT INC


                                          By: /s/ Howard M. Darmstadter
                                              -------------------------
                                              Name:  Howard M. Darmstadter
                                              Title:  Assistant Secretary


                                          SALOMON BROTHERS HOLDING COMPANY INC


                                          By: /s/ Howard M. Darmstadter
                                              -------------------------
                                              Name:  Howard M. Darmstadter
                                              Title:  Assistant Secretary


                                          SALOMON SMITH BARNEY HOLDINGS INC.


                                          By: /s/ Howard M. Darmstadter
                                              -------------------------
                                              Name:  Howard M. Darmstadter
                                              Title:  Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Marla Berman Lewitus
                                              -------------------------
                                              Name:  Marla Berman Lewitus
                                              Title:  Assistant Secretary

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